Property:  MINOL CENTER
Tenant:     AEROSPACE INSURANCE MANAGERS, INC.

LEASE AGREEMENT
(Office)

TABLE OF CONTENTS

1.	Definitions and Basic Provisions	1

2.	Lease of Premises; Parking Privileges	2

3.	Services by Landlord	2

4.	Adjustment of Base Rent	3

5.	Electricity	4

6.	Payments and Performance	5

7.	Installation of Improvements; ADA Compliance	5

8.	Completion of Improvements and Commencement of Rent	5

9.	Limited Right to Calculate Rentable Space; Subsequent Liquidation	6

10.	Repairs and Reentry	6

11.	Alterations and Additions by Tenant	7

12.	Entry by Landlord	7

13.	Mechanic's Liens	7

14.	Tenant’s Use	7

15.	Laws and Regulations; Rules of the Building	8

16.	Indemnity, Liability and Loss or Damage	8

17.	No Subrogation; Insurance	9

18.	Fire and Casualty	9

19.	Condemnation	10

20.	Relocation of Premises	10

21.	Assignment and Subletting	10

22.	Holding Over	11

23.	Abandoned Property	12

24.	Taxes	12

25.	Transfer of Landlord's Rights	12

26.	Default	12

27.	Security Deposit	15

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28.	Landlord's Lien and Security Interest	15

29.	Remedies	15

30.	Joint and Several Liability	15

31.	Constructive Eviction	15

32.	Certain Rights Reserved by Landlord	15

33.	Subordination	16

34.	Lease Certificates; Financial Statements	17

35.	Limitation of Landlord Liability	17

36.	Consents	17

37.	Notices	17

38.	Brokerage	18

39.	Force Majeure	18

40.	No Third Party Beneficiary	18

41.	Severability	18

42.	Binding Effect	18

43.	Applicable Law; Consent to Jurisdiction	18

44.	Entire Agreement; No Warranties	18

45.	NO IMPLIED REPRESENTATIONS	19

46.	Early Termination	19

47.	Effective Date	19

Exhibits

Exhibit A:	Legal Description of the Land
Exhibit B:	Floor Plan(s) of the Premises
Exhibit C:	Parking Privileges
Exhibit D:	Leasehold Improvements Agreement
Exhibit E:	Building Rules and Regulations

Riders

1.	Tenant’s Option to Renew
2.	Tenant’s Right of First Refusal to Lease Additional Space
3.	Tenant’s Right to Expand
4.	Tenant’s Option to Terminate
5.	Commencement Letter

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LEASE AGREEMENT
(Office)

THIS LEASE AGREEMENT (this "Lease") is entered into by the Landlord and Tenant hereinafter named.

1.           Definitions and Basic Provisions.  The terms defined below shall have the respective meanings stated when used elsewhere in this Lease, and such terms and the following basic provisions constitute an integral part of this Lease:

(a)           "Landlord":  MINOL CENTER, L.P., a Delaware limited partnership.

(b)           "Tenant":  AEROSPACE INSURANCE MANAGERS, INC.

(c)           "Premises":  certain space in Landlord's building (the "Building") located at 15280 Addison Road, in the City of Addison, Texas, on a tract of land (the "Land") situated in the City of Addison, Texas, being described on Exhibit A attached hereto and made a part hereof for all purposes.  The Premises are located on the 2nd floor(s) of the Building, Suite(s) 250, as shown on the floor plan(s) attached hereto as Exhibit B and made a part hereof for all purposes.  Subject to Paragraph 9 below, the parties hereby agree that for purposes of this Lease the Premises is deemed to contain approximately 8,219 square feet of Rentable Space (as defined below), and that there are approximately 68,369 square feet of Rentable Space in the Building.

(d)           "Lease Term":  a period of Ninety-Two (92) months, commencing on the later of October 1, 2010 or upon substantial completion as evidenced by a Certificate of Occupancy (the "Commencement Date").  However, Tenant shall have the right to occupy the space 2 weeks prior to commencement for purposes of moving and IT set up.  The Lease Term shall be extended pursuant to Paragraph 8 below.

(e)           "Base Rent":  Base Rent per month shall be paid according to the following:

DURATION	AMOUNT	MONTHLY TOTAL
Months 1 – 8	$ 0.00/RSF per year	$0.00
Months 9 – 68	$14.50/RSF per year	$9,931.29
Months 69 –92	$16.50/RSF per year	$11,301.13

Tenant agrees to pay to Landlord at the following address: 15280 Addison Road, Suite 100, Addison, Texas 75001 (or at such other place as Landlord may designate from time to time in writing) in monthly installments, in advance and without demand on the first day of each calendar month during and throughout the Lease Term.

(f)           "Prepaid Rent":  $9,931.29, representing payment of Base Rent for the first month of the Lease Term, to be paid on the date of execution of this Lease.

(g)          "Security Deposit":  Security Deposit shall be waived.  Tenant shall provide first month’s rent (9th month’s rent) upon the date of execution of this Lease, and held by Landlord pursuant to the provisions of Paragraph 27 of this Lease.

(h)          "Sole Permitted Use":  General office use, consistent with a reputable office building and subject to Paragraph 14 and other relevant provisions of this Lease.

(i)           "Base Expense Amount":  The aggregate of Operating Expenses incurred in connection with the Building during the 2011 calendar year.

(j)           "Submission Dates":  ________________________, 2010, and ______________________, 2010, as those dates are referred to the Paragraph 4 of the Leasehold Improvements Agreement attached as Exhibit D of this Lease.

(k)           "Allowance":  $23.00 per square foot of Rentable Space in the Premises, as used in Paragraph 10 of the Leasehold Improvements Agreement attached as Exhibit D of this Lease.  Tenant shall have the right to use up to $6.00/RSF of the allowance towards moving costs, wiring/cabling costs, and/or Project Management Costs, with a maximum of $2.50/RSF of the $6.00/RSF allowance may be used towards furniture.

(l)           "Rentable Space":  The total area attributable to a leased premises within the Building, i.e., being deemed by the parties to be appropriate for purposes of determining the Base Rent, the Allowance, rent adjustments, etc. under this Lease, with such total attributed area being determined by (a) using the American National Standard method for measuring Rentable Area in office buildings, as described in the pamphlet entitled “Standard Method for Measuring Floor Area in Office Buildings”, published by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-1996), and then (b) adjusting the floor-by-floor results thus achieved by the factor being used by Landlord to more uniformly allocate to the tenants in the Building the first floor lobby, the elevator lobbies and the other common areas of the Building.

(m)         "Normal Business Hours":  7:00 a.m. until 7:00 p.m. on weekdays (except holidays, as defined below), and from 8:00 a.m. until 1:00 p.m. on Saturdays (except holidays).  For purposes of this Lease, holidays are deemed to mean the following:

January 1st	New Years Day
Last Monday in May	Memorial Day
July 4th	Independence Day
First Monday in September	Labor Day
Fourth Thursday in November
plus Friday following	Thanksgiving Holidays
December 25th	Christmas Day

2.           Lease of Premises; Parking Privileges.  (a) In consideration of the obligation of Tenant to pay rent as provided in this Lease, and in further consideration of the other terms, covenants and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord, the Premises for the Lease Term specified herein, all upon and subject to the terms and conditions set forth in this Lease.  Landlord hereby covenants that Tenant, upon paying rent as herein reserved, and performing all covenants and agreements contained in this Lease on the part of Tenant, shall have quiet and peaceful possession of the Premises.

(b)           In addition, at all times during the Lease Term, and conditioned upon the Lease being in full force and effect and there being no uncured default under this Lease by Tenant, Landlord hereby agrees to make parking privileges available to Tenant, as explained on, and governed by, Exhibit C attached to this Lease.  In this regard, Tenant acknowledges that in order for Landlord to be able to comply with parking allotments for all tenants in the Building, Tenant must assure that the aggregate of all parking utilized by Tenant, its owners, officers, employees, agents and invitees, does not exceed the parking allotment for Tenant as specified in Exhibit C.

3.           Services by Landlord.  At all times during the Lease Term, and conditioned upon the Lease being in full force and effect and there being no uncured default under this Lease by Tenant, Landlord shall furnish the following services to the Premises, all of such services to be at Landlord's cost and expense except as specifically provided to the contrary elsewhere in this Lease:

(a)          Cold and warm water at those points of supply provided for general use of tenants in the Building.

(b)          Heated and refrigerated air conditioning in season during Normal Business Hours and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard and as is consistent in quality and quantity as furnished in other comparable quality office buildings in the vicinity of the Building.  Such services at all other times and on Sundays and holidays shall be furnished only at the request of Tenant, who shall bear the entire cost thereof.  Whenever machines or equipment that generate abnormal heat and affect the temperature otherwise maintained by the air conditioning system are used in the Premises, Landlord shall have the right to install supplemental air conditioning units in the Premises; and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord promptly on demand.

(c)          Elevator service in common with other tenants for ingress and egress from the Premises, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than Normal Business Hours.

(d)          Janitorial cleaning services as may, in the reasonable judgment of Landlord, be required in the normal operation of the Building (but no less frequently than five times per week).

(e)          Electric current in the manner and to the extent reasonably deemed by Landlord to be standard for office use.

(f)           Landlord, at Landlord’s expense, shall provide Tenant with building monument signage.

The failure to any extent to furnish or any stoppage of these defined utilities and services resulting from any cause whatsoever shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant, nor entitle Tenant to any abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement contained herein.  Should any malfunction of the Building improvements or facilities occur for any reason, Landlord shall use reasonable diligence to repair same promptly.  Tenant shall have no claim for rebate or abatement of rent or damages on account of such malfunction or of any interruptions in service occasioned thereby or resulting therefrom; provided, however, that if any interruption or cessation of service continues for seven (7) consecutive business days after written notice from Tenant to Landlord (and to any mortgagee of Landlord of whom Tenant has received written notice, designating a specific address for notice to such mortgagee), identifying the problem with reasonable specificity and being labeled "URGENT/IMMEDIATE ACTION REQUIRED" in all capital letters, and if such interruption or cessation after the 10-business-day cure period causes the Premises to be untenantable in the reasonable judgment of Tenant, then notwithstanding any provision of this Lease to the contrary, Tenant's Base Rent and Tenant's share of Operating Expenses under this Lease will abate as of the eleventh (11th) business day and continue abated until the service is resumed.

4.           Adjustment of Base Rent.  The Base Rent payable pursuant to this Lease shall be adjusted upward from time to time in accordance with the following provisions:

(a)          Tenant's Base Rent is based, in part, upon the assumption that Landlord is contributing as its share of the annual Operating Expenses [as defined in Paragraph 4(e) hereof] of the Building an amount up to the Base Expense Amount.  Tenant shall during the term of this Lease pay, as an adjustment to Base Rent pursuant to this Lease, an amount equal to the product of the following:  (i) the excess (the "Excess"), if any, from time to time of the Operating Expenses in the Building over the Base Expense Amount, times (ii) a fraction, the numerator of which is the net rentable space in the Premises and the denominator of which is the net rentable space in the Building.  Prior to the commencement of each calendar year of Tenant's occupancy, Landlord shall make a good faith estimate of the Excess, if any, for such upcoming calendar year and upon thirty (30) days' written notice to Tenant shall require the monthly payment of Base Rent to be adjusted in accordance with such estimate.  Tenant's proportionate share of any such estimated Excess shall be payable in equal monthly installments over the remaining months of the calendar year after notice of such estimate is delivered to Tenant.  Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Paragraph 4(b) when actual Operating Expenses are available for each calendar year.

(b)          By April 1 of each calendar year during Tenant's occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Operating Expenses for the previous calendar year.  If any additional Base Rent collected for a prior year, as a result of Landlord's estimate of the Excess, is in excess of the additional Base Rent actually due during such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against rents due or to become due hereunder).  Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

(c)          Tenant shall have the right at any time within 180 days after the conclusion of a calendar year (but not after such 180-day period and not more frequently than once per calendar year), following prior written notice to Landlord, to audit, at Tenant's expense, Landlord's books and records relating to Operating Expenses for such calendar year, or at Landlord's sole discretion and expense, Landlord will provide such audit prepared by an independent certified public accountant.

(d)          Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year of the Lease Term, Operating Expenses and the Excess for purposes of Paragraphs 4(a) and 4(b) hereof shall be determined as if the Building had been fully occupied during such year and Operating Expenses had been in an amount which would be normal if the Building were fully occupied.  For the purposes of this Lease, "fully occupied" shall mean (i) occupancy of 95% of the Rentable Space in the Building if the occupancy of the Building is less than 95% of said Rentable Space, or (ii) the actual percentage of occupancy of the net rentable space in the Building if the occupancy of the Building is equal to or greater than 95% of said net rentable space.

(e)          The term "Operating Expenses" shall mean all costs, expenses and disbursements of every kind and nature incurred or paid by Landlord in connection with the ownership, management, operation, maintenance, repair and security of the Land, the Building, and all other improvements on the Land and all appurtenances thereto, including, without limitation, the costs of maintaining any common facilities allocated from time to time to the Building, all accrued and based on an annual period consisting of a calendar year, as determined by generally accepted accounting principles.  By way of illustration but not limitation, Operating Expenses shall include expenditures for maintenance and repairs; a reasonable amortization of any capital expenditures incurred by Landlord with a principal purpose to (i) effect a reduction in the Operating Expenses of the Building, or (ii) keep the Building in compliance with all applicable governmental rules and regulations from time to time; assessments and governmental charges (including non income based taxes on rents or services); ad valorem property taxes with respect to such year; charges for electricity, water, sewerage, and gas; cleaning, including supplies, janitorial services, window cleaning and pest control; licenses, permits and inspection fees; refuse collection and disposal; interior and exterior landscaping, insurance; administrative expenses, including salaries and other reasonable expenses for labor and management, office equipment, telephone, and supplies; management fees payable by Landlord with respect to the Land, Building and common facilities; a reasonable allocation of the salary and other compensation paid to Landlord's director of engineering and/or operations; fire protection; snow and ice removal; landscape maintenance; professional services; and security (if and to the extent provided by Landlord, i.e., with Landlord making no representation or warranty to Tenant in this regard).  The following shall be excluded from Operating Expenses:  depreciation of the original construction of the Building; capital expenditures other than those referenced in the previous sentence; cost of Building alterations or renovations for other tenants in the Building; advertising; commissions paid for leasing; cost of repairs occasioned by fire, windstorm, or other casualty (but only to the extent reimbursed by insurance proceeds); and wages, salaries, or other compensation paid to any executive above the grade of building manager (i.e., with the director of engineering and/or operations not being deemed to be included in this proscription).

5.           Electricity.  (a) If Landlord, in its reasonable discretion, believes that Tenant is consuming substantially more electricity in the Premises than Landlord, in its reasonable discretion, considers standard for normal office usage (whether by reason of type of usage, hours of operation, heat generation or otherwise), Landlord may have an electric power consumption survey conducted with respect to the Premises by a qualified electrical engineer selected by Landlord for the purpose of establishing as closely as reasonably possible Tenant's average monthly consumption of electricity, which consumption shall be expressed by such engineer in terms of kilowatt hours per month.  Tenant agrees to pay to Landlord within ten (10) days after receipt of any such monthly statement, the amount, if any, by which (i) the product of the number of kilowatt hours estimated by such engineer to be consumed by Tenant, multiplied by the average rate paid by Landlord for one kilowatt hour, exceeds (ii) the product of the number of kilowatt hours of usage that Landlord considers standard for normal office usage for the amount of space occupied by Tenant, multiplied by the average paid by Landlord for one kilowatt hour.

(b)          Without Landlord's prior written consent, Tenant shall not install any equipment in the Premises that will require any electrical current or equipment for its use, other than that supplied by Landlord for normal office usage, and the cost of special electrical installations approved by Landlord shall be paid by Tenant. Notwithstanding the above, Tenant shall have the right to install reasonable appliances throughout the premises, including, but not limited to, microwaves, refrigerators, ice makers, and coffee makers.

6.           Payments and Performance.  Tenant agrees to pay all rents and sums provided to be paid by Tenant pursuant to this Lease at the times and in the manner herein provided, without any setoff, deduction or counterclaim whatsoever.  Should this Lease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the rent for such partial month shall be proportionately reduced.  The Base Rent for the first partial month, if any, shall be payable at the beginning of said period or as Prepaid Rent.  The obligation of Tenant to pay rents is an independent covenant, and no act or circumstance whatsoever, whether such act or circumstance constitutes a breach of covenant by Landlord or not, shall release Tenant from the obligation to pay rents.  Time is of the essence in the performance of all of Tenant's obligations hereunder.  In the event any rent or other amount payable by Tenant under this Lease is not received within five (5) business days after its due date for any reason whatsoever, or if any payment is by check which is returned for insufficient funds, then in addition to the past due amount Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of the amount then due., in order to compensate Landlord for its administrative and other overhead expenses.  Any such late charge shall be payable on demand as additional rent.  In addition, (i) if rent is paid by a check which is returned for insufficient funds, Tenant shall immediately make the required payment to Landlord in good funds; moreover, in such event Tenant shall also pay to Landlord not only the late charge specified above in this Paragraph 6 (i.e., if and to the extent that such dishonored check causes the rent to become past due by more than ten days), but also an additional fee of $250.00 to compensate Landlord for its reasonable expense and effort in connection with the dishonored check and not otherwise included under Operating Expenses in this Lease, and (ii) if any payment due under this Lease is not paid within ten (10) days after the date herein specified to be paid, the amount of such payment shall bear interest from the date such payment is due to the date of actual payment at the rate of twelve percent (12%) per annum.

7.           Installation of Improvements; ADA Compliance.  All improvements to be installed in the Premises at the commencement of this Lease shall be installed as specified in the Leasehold Improvements Agreement attached hereto as Exhibit D and made a part hereof.  Tenant will assure that the plans and specifications for its improvements, as well as its business operations within the Premises, comply with the Americans With Disabilities Act of 1990, as amended, and all related state and local laws (collectively, the "ADA"); and Landlord agrees that the common areas of the Building shall be in compliance with the ADA (taking into account the fact that the Building was constructed before the effective date of the ADA).

8.           Completion of Improvements and Commencement of Rent.  If the Premises are not ready for occupancy by Tenant on the Commencement Date of this Lease, the obligations of Landlord and Tenant shall nevertheless continue in full force and effect, including the obligation of Tenant to commence paying rent on the Commencement Date stated in Paragraph 1(d); provided, however, that if the Premises are not ready for occupancy for any reason other than Tenant's Delay (as defined in Exhibit D), then (i) the rent shall abate and not commence until the date the leasehold improvements to the Premises are substantially complete, and (ii) the Lease Term shall be extended to be the number of months provided in Paragraph 1(d) above, i.e., after the Commencement Date, as extended.  Any such abatement of rent, however, shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Commencement Date of this Lease.  Notwithstanding the foregoing, if Tenant, with Landlord's consent, occupies the Premises after substantial completion of Tenant's leasehold improvements but prior to the beginning of the Lease Term set forth herein, all of the terms and provisions of this Lease shall be in full force and effect from the commencement of such occupancy and the Lease Term shall commence on the date on which Tenant first occupies the Premises and shall expire the same period of months thereafter as shown in Paragraph 1(d); no change shall occur in the length of the Lease Term.

9.           Limited Right to Calculate Rentable Space; Subsequent Liquidation.  (a) Landlord and Tenant agree that at any time within sixty (60) days after the date of this Lease, either party may, at its sole expense, employ a licensed architect to calculate the Rentable Space of the Premises and/or of the Building.  If the architect performing any such services should issue a written statement within ninety (90) days after the date of this Lease, which indicates that the Rentable Space specified for either the Premises or the Building should be modified (a "Modification Statement"), and if the other party to this Lease agrees with such Modification Statement, then Landlord and Tenant shall execute a written Amendment to Lease confirming the mutually agreed information and the appropriate rent adjustment which results from the corrected information (e.g., increasing or decreasing the Base Rent proportionate with the increase or decrease in the Rentable Space).  If the architect performing any such services should issue a Modification Statement within ninety (90) days after the date of this Lease, and if the other party to this Lease does not agree with such Modification Statement, then the other party may, at its sole expense, within sixty (60) days after the date of the Modification Statement, employ a licensed architect to review and respond to the Modification Statement (the "Response").  If the two architects fail to reach agreement within thirty (30) days after the date of the Response, then they shall select a third licensed architect (either by agreement between the two architects or, if they fail to agree on the third architect, by requesting that the Dallas chapter of the American Institute of Architects provide the third architect), with the fees of the third architect to be shared equally by Landlord and Tenant.  Upon agreement between the two architects selected by the parties, or upon the final decision of the third architect, Landlord and Tenant shall execute a written Amendment to Lease confirming the final determination and, if necessary, the appropriate rent adjustment; however, in no event shall the rentable square footage increase by more than 5% of the current Premises.

(b)           Notwithstanding anything contained in this Lease to the contrary, both Landlord and Tenant acknowledge and confirm their mutual desire to have all financial obligations under this Lease fixed and liquidated as soon as possible so that they can account for and plan such obligations with greater certainty.  Accordingly, the parties agree that if neither party employs a licensed architect to perform any of the above-listed services within sixty (60) days after the date of this Lease, or if no Modification Statement is delivered within ninety (90) days after the date of this Lease, then the provisions of Paragraph 9(a) shall be null and void and of no further force or effect; and in such event (i) so that both parties to this Lease can be assured that they will not have to expend monies for professional fees regarding Rentable Space determinations after the deadlines established in Paragraph 9(a), they hereby agree that the Rentable Space for the Premises and for the Building, as specified in Paragraph 1(c) above, shall conclusively be deemed to be applicable to this Lease; and (ii) so that both parties to this Lease can be assured as to their financial obligations after the deadlines established in Paragraph 9(a), they further agree that Base Rent, the Allowance, rent adjustments and all other aspects of this Lease which are based in whole or in part upon Rentable Space shall be deemed to be liquidated and no longer subject to adjustment based upon inaccuracies and/or errors, if any, in the Rentable Space determinations specified in Paragraph 1(c).

10.          Repairs and Reentry.  Tenant will not in any manner deface or injure the Building, and will pay the cost of repairing and replacing any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, contractors or employees.  Tenant will, at Tenant's own cost and expense, maintain and keep the Premises and any alterations and additions thereto in sound condition and good repair, and shall pay for the repair of any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, employees and invitees; provided, however, that Tenant shall make no repairs to the Premises without the prior written consent of Landlord.  The performance by Tenant of its obligation to maintain and make repairs shall be conducted only by contractors approved by Landlord after plans and specifications have been approved by Landlord.  Tenant will not commit or allow any waste or damage to be committed on any portion of the Premises, and upon the termination of this Lease by lapse of time or otherwise, Tenant shall deliver up the Premises to Landlord in as good condition as at date of possession, ordinary wear and tear excepted.  Upon such termination of this Lease, Landlord shall have the right to reenter and resume possession of the Premises.  Notwithstanding the foregoing provisions of this Paragraph 10, any repairs to the Premises or the Building that are necessitated because of any damage caused by fire or other casualty shall be governed by the provisions of Paragraph 18 below.  Landlord shall be responsible for maintenance to the exterior, structural and common areas of the Building.

11.          Alterations and Additions by Tenant.  Tenant shall make no alterations in or additions to the Premises in excess of $20,000 per annum without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; and all alterations, additions, and improvements made to or fixtures or improvements placed in or upon the Premises by either party (except only moveable trade fixtures of Tenant) shall be deemed a part of the Building and the property of the Landlord at the time they are placed in or upon the Premises, and they shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, unless Landlord shall elect otherwise, whether such termination shall occur by the lapse of time or otherwise.  All work done by Tenant shall be performed in a good and workmanlike manner by a contractor approved by Landlord, in compliance with applicable laws and at such times and in such manner as to not cause interference with other tenants in the Building.  In the event Landlord shall elect that certain alterations, additions and improvements made by Tenant in the Premises shall be removed by Tenant, Tenant shall remove them and Tenant shall restore the Premises to its original condition, at Tenant's own cost and expense, prior to the termination of the Lease Term.  Alterations and additions to the Premises will be performed by Landlord at Tenant's cost and expense.

12.          Entry by Landlord.  Landlord and its agents and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, in any emergency, at any hour) to inspect same, to clean or make repairs or alterations or additions as Landlord may deem necessary, and to obtain access to mechanical rooms and other Building facilities (including, without limitation, the roof if the Premises includes the top floor of the Building); and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.  During the period of 180 days prior to the expiration date of this Lease, Landlord and Landlord's agents may exhibit the Premises to prospective tenants at reasonable hours and upon reasonable prior notice to Tenant.

13.          Mechanic's Liens.  Nothing contained in this Lease shall authorize Tenant to do any act which shall in any way encumber the title of Landlord in and to the Premises or the Building or any part thereof; and if any mechanic's or materialman's lien is filed or claimed against the Premises or Building or any part thereof in connection with any work performed, materials furnished or obligation incurred by or at the request of Tenant, Tenant will promptly pay same or cause it to be released of record.  If the lien is not released of record and default in payment thereof shall continue for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be repaid to Landlord immediately on demand therefor.

14.          Tenant’s Use.  Tenant will be solely responsible for obtaining all necessary certificates (e.g., Certificate of Occupancy) and licenses necessary for Tenant’s occupancy of the Premises and conducting its business therein.  Tenant will not occupy or use any portion of the Premises for any purpose other than the Sole Permitted Use or for any purpose which is unlawful or which, in the good faith judgment of Landlord, is disreputable or which is hazardous due to risk of fire, explosion or other casualty, nor permit anything to be done which will in any way (i) increase the rate of fire and casualty insurance on the Building or its contents, or (ii) tend to lower the first-class character of the Building, or (iii) create unreasonable elevator loads or otherwise interfere with standard building operations, or (iv) affect the structural integrity or design capabilities of the Building or any portion thereof (e.g., a floor being occupied by Tenant).  In the event that, by reason of any act or conduct or business of Tenant, there shall be any increase in the rate of insurance on the Building or its contents created by Tenant's acts or conduct or business, then Tenant hereby agrees to pay Landlord the amount of such increase on demand.  Tenant will conduct its business, and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with, annoy or disturb other tenants or Landlord in the management of the Building.

15.           Laws and Regulations; Rules of the Building.  (a) Tenant at its sole expense will maintain the Premises in a clean and healthful condition and will comply with all laws, ordinances, orders, rules and regulations of any governmental authority having jurisdiction over the use, conditions or occupancy of the Premises.  Without limiting the generality of the foregoing, Tenant shall comply strictly and in all respects with the requirements of all Hazardous Waste Laws and shall indemnify Landlord and hold Landlord harmless from and against any liability, costs or expenses that may arise on account of the release, discharge, storage, disposal, treatment, processing or other handling or discovery of any Hazardous Substance within the Premises, or the discharge, release, disposal, storage, treatment, processing or other handling of any Hazardous Substance by Tenant, its employees, agents, contractors, or invitees anywhere on the Land or within the Building, or off site.  As used herein, "Hazardous Substance" means any substance, material or matter that may give rise to liability under any Hazardous Waste Laws, including (but not limited to) medical waste and petroleum products or petroleum wastes.  "Hazardous Waste Laws" shall mean any local, state or federal laws, rules, ordinances, regulations, and policy and guidance statements by the Environmental Agencies, either in existence as of the date hereof, or enacted, promulgated or issued after the date of this Lease, that concern the management, control, discharge, treatment, containment or removal of substances or materials that are or may become a threat to public health or the environment.

(b)           Tenant and Tenant's agents, employees, and invitees will comply fully with all Rules and Regulations of the Building which are attached hereto as Exhibit E and made a part hereof as though fully set out herein.  As more particularly provided therein, Landlord shall at all times have the right to change such rules and regulations or to amend them in such reasonable manner as may be deemed advisable for the safety, protection, care and cleanliness of the Building and appurtenances and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be complied with and observed by Tenant; provided, however, that no new rules or regulations shall deprive Tenant of any rights expressly granted to Tenant pursuant to this Lease.

(c)           Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain all security devices in or on the Premises furnished by Tenant in good working order, including but not limited to, locks, smoke detectors and burglar alarms and shall cooperate with Landlord and other tenants in the Building with respect to Building security matters.

16.           Indemnity, Liability and Loss or Damage.  By moving into the Premises or taking possession thereof, Tenant accepts the Premises as suitable for the purposes for which they are leased and accepts the Building and each and every appurtenance thereof, and waives any and all defects therein (with the exception of latent defects).  Landlord shall not be liable to Tenant or Tenant's agents, employees, guests, invitees or any person claiming by, through or under Tenant for any injury to person, loss of or damage to property, or for loss of or damage to Tenant's business, occasioned by or through the acts or omissions of Landlord, or by any cause whatsoever except Landlord's gross negligence or willful wrongdoing.  Unless arising from or out of Landlord's gross negligence or willful wrongdoing, Landlord shall not be liable for, and Tenant shall indemnify Landlord and save it harmless from, all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the Premises or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any action or omission of Tenant, its agents, contractors, employees, invitees, or licensees.  If Landlord shall, without fault on its part, be made a party to any action commenced by or against Tenant, Tenant shall protect and hold Landlord harmless therefrom and shall pay all costs, expenses, and reasonable attorney's fees to Landlord incurred in connection therewith.

Tenant shall not be liable to Landlord or Landlord’s agents, employees, guests, invitees or any person claiming by, through or under Landlord for any injury to person, loss of or damage to property, or for loss of or damage to Landlord's business, occasioned by or through the acts or omissions of Tenant, or by any cause whatsoever except Tenant's negligence or willful wrongdoing.  Unless arising from or out of Tenant’s  negligence or willful wrongdoing, Tenant shall not be liable for, and Landlord shall indemnify Tenant and save it harmless from, all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the Premises or the occupancy or use by Landlord of the Premises or any part thereof, or occasioned wholly or in part by any action or omission of Landlord, its agents, contractors, employees, invitees, or licensees.  If Tenant shall, without fault on its part, be made a party to any action commenced by or against Landlord, Landlord shall protect and hold Tenant harmless therefrom and shall pay all costs, expenses, and reasonable attorney's fees to Tenant incurred in connection therewith.

17.           No Subrogation; Insurance.  (a) Tenant hereby waives any cause of action it might have against Landlord on account of any loss or damage that is wholly insured against under any insurance policy that covers the Premises, Tenant's fixtures, personal property, leasehold improvements or business and which names Tenant as a party insured.  Landlord hereby waives any cause of action it might have against Tenant because of any loss or damage that is insured against under any insurance policy that covers the Building or any property of Landlord used in connection with the Building and which names Landlord as a party insured, provided that if the cost of restoring the loss or damage exceeds the amount of property damage insurance proceeds paid to Landlord on account of the loss or damage, Tenant shall remain liable to Landlord for the amount of such excess.

(b)           Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring Tenant and Landlord against any and all liability for injury to or death of a person or persons, occasioned by or arising out of the use or occupancy of the Premises, the limits of such policy or policies to be in an amount not less than $1,000,000.00 with respect to injuries to or death of any one person and in an amount of not less than $1,000,000.00 with respect to any one accident or disaster, and shall furnish evidence satisfactory to Landlord of the maintenance of such insurance.  Tenant shall use its best efforts to obtain a written obligation on the part of each insurance company to notify Landlord at least 10 days prior to cancellation of such insurance.  It is recommended that Tenant carry fire and extended coverage insurance on its personal property, as Landlord shall in no event be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant on or within the Premises.

18.           Fire and Casualty.  (a) If the Premises are damaged by fire or other casualty and if such damage is not susceptible of repair within 180 days (as estimated, as soon as reasonably practicable after the occurrence of such damage, by an architect of recognized good reputation selected by Landlord), then in such event this Lease, at the option of Landlord exercised by giving reasonable written notice thereof to Tenant within 30 days after receipt of a certificate of the architect so selected, shall terminate as of the date of such loss, and Tenant shall pay the rent hereunder apportioned to the time of such loss and shall pay all other undisputed obligations of Tenant owing on the date of termination, and Tenant shall immediately surrender the Premises to Landlord.

(b)           If the damage described above is susceptible of repair within 180 days, or if the damage is not susceptible of repair within 180 days but Landlord fails to exercise its option to terminate this Lease, Landlord shall enter and make the necessary repairs without affecting this Lease, but the rent hereunder shall be reduced or abated as shall be equitable, in the good faith judgment of Landlord, until such repairs are made, unless such damage has been so slight that Tenant's occupancy of the Premises is not materially interfered with, in which case the rent hereunder shall not be abated or reduced.  Notwithstanding the foregoing, Landlord shall have the option to terminate this Lease and shall not be obligated to repair the Premises or the Building if the damage is not covered by insurance or if Landlord's mortgagee applies any portion of the insurance proceeds to the unpaid balance of its loan.

(c)           In the event the Building is so badly damaged or injured by fire or other casualty, even though the Premises may not be affected, that Landlord decides, within 90 days after such destruction, not to rebuild or repair the Building (such decision being vested exclusively in the discretion of Landlord), then in such event Landlord shall so reasonably notify Tenant in writing and this Lease shall terminate as of the date of such loss, and the Tenant shall pay rent hereunder apportioned to the date of such loss and shall pay all other undisputed obligations of Tenant owing on the date of termination, and Tenant shall immediately surrender the Premises to Landlord.

(d)           Notwithstanding the foregoing provisions of this Paragraph 18, Tenant agrees that if the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of its agents, employees, or invitees, then the cost of restoring the damage in excess of any property damage insurance proceeds paid to Landlord shall be repaired at the sole cost and expense of Tenant, and there shall be no abatement of rent before or during the repair of such damage.

19.           Condemnation.  If all of the Premises, or so much thereof as would materially interfere with Tenant's use of the remainder, shall be taken or condemned for any public use or purpose by right of eminent domain, with or without litigation, or be transferred by agreement in connection with or in lieu of or under threat of condemnation, then the term of this Lease and the leasehold estate created hereby shall terminate as of the date title shall vest in the condemnor or transferee.  If only a portion of the Building, but not the Premises, is taken or condemned or transferred as aforesaid, Landlord shall have the option to terminate this Lease effective as of the date title shall vest in the condemnor or transferee.  Landlord shall receive the entire award from any taking or condemnation (or the entire compensation paid because of any transfer by agreement), and Tenant shall have no claim thereto.

20.           Relocation of Premises.  Intentionally Deleted.

21.           Assignment and Subletting.  (a) In the event that Tenant desires to assign or mortgage this Lease or sublet all or any part of the Premises (with the term "sublet" being deemed, for purposes of this Paragraph 21, to include Tenant's grant of a license, concession or other right of occupancy of any portion of the Premises), Tenant shall notify Landlord in writing (a "Proposal Notice") and shall state in the Proposal Notice the name of the proposed assignee, mortgagee or sublessee and the terms of the proposed assignment, mortgage or sublease.  In the Proposal Notice Tenant shall also provide financial information and state the nature and character of the business of the proposed assignee, mortgage or sublessee.  Notwithstanding such Proposal Notice to Landlord, Tenant shall not assign or mortgage this Lease or any right hereunder or interest herein, and Tenant shall not sublet the Premises in whole or in part or grant any license, concession or other right of occupancy of any portion of the Premises, without the prior written consent of Landlord (which, subject to subsections (b) and (c) below, shall not be unreasonably withheld).  Subleases to any subsidiaries or affiliates of Tenant shall not require Landlord’s consent.  Any assignment, mortgage or subletting without Landlord's consent shall be void and shall, at the sole option of the Landlord, be deemed a breach of this Lease.  Notwithstanding any assignment, mortgage or subletting consented to by Landlord, Tenant and each assignee shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other covenants and obligations under this Lease.  No consent to any assignment or mortgage of this Lease or any subletting of the Premises shall constitute a waiver of the provisions of this paragraph except as to the specific instance covered thereby.  If Tenant is a corporation or partnership, an assignment prohibited by this Paragraph 21 shall be deemed to include one or more sales or transfers, by operation of law or otherwise, or creation of new stock or partnership interests, by which a majority of the voting shares of the corporation or interests in the partnership shall be vested in a party or parties who are not owners of a majority of the voting shares or partnership interests of Tenant as of the date hereof; provided, however, that the foregoing provisions of this sentence shall not be applicable if Tenant's stock is listed on a recognized security exchange.  Any transfer by operation of law shall also constitute an assignment prohibited by this Paragraph 21.  Unless Landlord's withholding of consent is attributable primarily to a malicious intent to injure Tenant (i.e., as opposed to a difference of opinion between Landlord and Tenant), Landlord shall not be liable to Tenant for wrongfully withholding its consent to an assignment or subletting under this Lease and Tenant's sole remedy on account thereof shall be to enforce specific performance of Landlord's obligation to consent.

(b)           Landlord and Tenant hereby agree that the granting of consent by Landlord (i.e., if such consent is granted) shall, at a minimum, be preconditioned upon the fulfillment of the following requirements of Landlord, as well as any other reasonable requirements of Landlord:

(1)           Landlord shall be entitled to review Tenant's Proposal Notice for at least ten (10) days after receiving same from Tenant;

(2)           Tenant (and to the extent applicable, any guarantor of this Lease) shall remain primarily liable under this Lease and shall guaranty (or in the case of a guarantor, reaffirm its guaranty of) the Lease if Landlord so requests;

(3)           Any proposed assignee or sublessee shall assume, in a written instrument acceptable to Landlord, all of the obligations of Tenant hereunder;

(4)           No use shall be employed in connection with the Premises other than the Sole Permitted Use set forth in this Lease;

(5)           The Premises shall remain intact and shall not be altered in any manner whatsoever unless Tenant and the prospective assignee or sublessee shall pay the entire cost thereof, and Landlord's prior written approval is obtained pursuant to Paragraph 10 above;

(6)           The tangible net worth of the proposed subtenant/assignee must be reasonably sufficient for the obligations under this Lease;

(7)           Any use of the Premises permitted hereunder by the proposed sublessee/assignee must not (i) violate or create any potential violation of any laws, nor (ii) violate any other agreements affecting the Premises, the Building or Landlord, nor (iii) increase by more than 5% the density of employees and/or other persons using the Premises from the density maintained by Tenant;

(8)           The proposed subtenant/assignee will not create traffic congestion or an unreasonable burden on existing parking or elevators;

(9)           Tenant shall pay any and all reasonable attorney's fees or other costs associated with Landlord's review and approval of a prospective assignee or sublessee, not to exceed $500.00;

(10)         No assignment or sublease shall be to a person or entity with whom Landlord is then negotiating, has negotiated with within the previous six months or currently is a tenant within the Building.

(c)           Notwithstanding anything contained above in this Paragraph 21, Tenant agrees that after Landlord receives a Proposal Notice from Tenant, then in addition to the rights granted to Landlord in subsections (a) and (b) immediately above, Landlord shall also be entitled to terminate this Lease; moreover, in the event of a proposed sublease, Landlord shall also be entitled either to terminate this Lease as to only the subject of the sublease (with all remaining portions of the Premises to remain subject to this Lease, prorated as appropriate to account for a smaller Premises), or, as a further option, to become Tenant's subtenant under the same terms and conditions as were set forth in the Proposal Notice.  The options granted to Landlord pursuant to this subsection (c) are cumulative with the rights granted to Landlord pursuant to subsections (a) and (b) of this Paragraph 21.

(d)           In the event of a sublease approved by Landlord where the monthly rent per square foot of space subleased which is payable by any sublessee to Tenant (including any bonuses or any other consideration paid directly or indirectly by the sublessee to Tenant) exceeds the monthly rent per square foot for the same space payable for the same month by Tenant to Landlord, Tenant shall be obligated to pay fifty percent (50%) of the amount of such excess to Landlord as additional rent hereunder within twenty (20) days after it is received by Tenant from the sublessee.  In the event of an assignment approved by Landlord where Tenant receives any consideration from an assignee other than the assumption by the assignee of Tenant's obligations hereunder, Tenant shall be obligated to pay the amount of such consideration to Landlord as additional rent hereunder within twenty (20) days after the date it is received by Tenant.  Landlord, at Landlord's option, may elect to require that rent payable by any sublessee be paid directly to Landlord and offset Tenant's rent obligations accordingly.

22.           Holding Over.  Should Tenant continue to hold the Premises after this Lease terminates, whether by lapse of time or otherwise, such holding over shall, unless otherwise agreed by Landlord in writing, constitute and be construed as a tenancy at will at a daily rent equal to one-thirtieth (1/30) of an amount equal to 150% of the amount of the monthly rent payable during the last month prior to the termination of this Lease, and upon and subject to all of the other terms and provisions set forth herein except any right to renew this Lease.  This provision shall not be construed, however, as permission by Landlord for Tenant to hold over.

23.           Abandoned Property.  All personal property of Tenant remaining in the Premises after the expiration of the Lease Term or after the abandonment of the Premises by Tenant may be treated by Landlord as having been abandoned by Tenant, and Landlord shall have the right to remove such personal property from the Premises without any obligation to deliver such personal property to Tenant and without any liability to Tenant whatsoever, it being agreed that Tenant shall have no right to reclaim such property.  Landlord shall have no duty to notify Tenant that Landlord may dispose of Tenant's property.  Tenant shall be presumed conclusively to have abandoned the Premises if the amount of Tenant's property removed or being removed by Tenant from the Premises is substantial enough to indicate a probable intent to abandon the Premises, and such removal is not within the normal course of Tenant's business, or if Tenant removes or is removing any material amount of Tenant's personal property from the Premises at a time when Tenant is in default in the payment of rent due hereunder and such removal is not within the normal course of Tenant's business.  Nothing contained in this paragraph shall prejudice or impair Landlord's rights as a lienholder and secured party under Paragraph 28 hereof, and the rights granted to Landlord under this paragraph shall be cumulative of its rights as a lienholder and secured party.

24.           Taxes.  (a) Tenant shall be liable for all taxes levied or assessed against all personal property, furniture and fixtures placed by Tenant, or on Tenant’s behalf, in the Premises.  If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

(b)           Tenant agrees that, as between Tenant and Landlord, Landlord has the sole and absolute right to contest taxes levied against the Premises and the Building (other than taxes levied directly against Tenant’s personal property within the Premises).  Accordingly, Tenant, to the maximum extent permitted by law, irrevocably waives any and all rights that Tenant may have to receive from Landlord a copy of notices received by Landlord regarding the appraisal or reappraisal, for tax purposes, of all or any portion of the Premises or the Building (including, without limitation, any rights set forth in §41.413 of the Texas Property Tax Code, as such section may be amended and/or supplemented from time to time).  Additionally, Tenant, to the maximum extent permitted by law, hereby assigns to Landlord any and all rights of Tenant to protest or appeal any governmental appraisal or reappraisal of the value of all or any portion of the Premises or the Building (including, without limitation, any rights set forth in §41.413 and §42.015 of the Texas Property Tax Code, as such sections may be amended and/or supplemented from time to time).  To the maximum extent permitted by law, Tenant agrees that it will not protest or appeal any such appraisal or reappraisal before a governmental taxing authority without the express written authorization of Landlord.

25.           Transfer of Landlord's Rights.  In the event Landlord transfers its interest in the Building, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of the Landlord for the performance of such obligations.

26.           Default.  (a) The following events shall be deemed to be events of default by Tenant under this Lease:  (i) Tenant shall fail to pay any rent or other sums payable by Tenant hereunder as and when such rent or other sums become due and payable and any such failure shall continue for a period of ten (10) business days after written notice from Landlord to Tenant (provided, however, that if in any calendar year Landlord has given at least two written notices of rent defaults to Tenant, then for the remainder of that particular calendar year the grace period shall be reduced to five days); (ii) Tenant shall fail to comply with any other material provision, condition or covenant of this Lease and any such failure shall continue for a period of twenty (20) business days after Landlord gives written notice thereof to Tenant (or, in the case of Tenant's failure to comply with or observe any other single material provision of this Lease more than three (3) times during the Lease Term, upon the occurrence of the fourth and all subsequent such failures);  (iii) any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any section or chapter of the present federal Bankruptcy Act or under any future federal Bankruptcy Act or under any similar law or statute of the United States or any state thereof, or Tenant or any guarantor of Tenant's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present federal bankruptcy act or under any future federal bankruptcy act or under any similar law or statute of the United States or any state thereof; (iv) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent or make a transfer in fraud of creditors; (v) Tenant or any guarantor of this Lease shall make an assignment for the benefit of creditors; or (vi) a receiver or trustee shall be appointed for Tenant or any of the assets of Tenant or any guarantor of this Lease or any of the assets of such guarantor.

(b)           Upon the occurrence of any event of default, Landlord shall have the option to do any one or more of the following without any further notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease:

(1)
Landlord may enforce, by all legal suits and other means, its rights hereunder, including the collection of Base Rent and any other sums payable by Tenant hereunder, without reentering or resuming possession of Premises and without terminating this Lease.

(2)
Landlord may do whatever Tenant is obligated to do by the provisions of this Lease; and to the extent that Landlord deems it necessary or otherwise appropriate for Landlord to enter the Premises, Landlord or its agents or employees may enter the Premises, by force if necessary (but only if and to the extent permitted by law), in order to accomplish this purpose and such entry and performance shall not terminate this Lease or constitute an eviction of Tenant.  Tenant agrees to reimburse Landlord immediately upon demand for any expenses, which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant.  Notwithstanding anything to the contrary contained herein or in Section 93.002 of the Texas Property Code, Landlord may exercise any and all of its rights and remedies under this Lease following a default by Tenant without compliance with Section 93.002 of the Texas Property Code, the benefits of which are hereby expressly waived by Tenant.

(3)
Landlord may enter upon and take possession of the Premises without terminating this Lease and expel or remove Tenant and its effects therefrom, and Landlord may relet the Premises for the account of Tenant.  Tenant shall pay to Landlord all arrearages of Base Rent and other sums due and owing by Tenant to Landlord, and Tenant shall also pay to Landlord during each month of the unexpired Lease Term the installments of Base Rent and other sums due hereunder, less such part, if any, that Landlord shall have been able to collect from a new tenant upon reletting. In this regard the parties further agree that although Landlord shall use its reasonable efforts to relet the Premises after Tenant has vacated the Premises, Landlord shall have no obligation to agree to any lease terms which it deems to be unacceptable, nor shall Landlord be obligated (i) to travel outside a radius of thirty (30) miles from its principal office in order to meet with a prospective tenant, (ii) to accept a prospective tenant for the Premises (or any portion thereof) which is an existing or prospective tenant elsewhere in the Building, or (iii) to expend monies for finish-out requested by a prospective tenant or incur an obligation to pay any broker's commission unless Landlord, in its sole and absolute discretion, approves both the lease terms and the credit of such prospective tenant.  Tenant further agrees that in the event of any reletting, Tenant shall pay to Landlord on demand all Reimbursable Costs prescribed in the final portion of this Paragraph 26.  In the event Landlord exercises the rights and remedies afforded to it under this Paragraph 26(b)(3) and then subsequently elects to terminate this Lease, Tenant shall be liable to Landlord for damages as set forth in the final two sentences of Paragraph 26(b)(5) below and Landlord shall have the right at any time to demand final settlement as provided therein.

(4)
Landlord may, as allowed by law, enter upon the Premises by use of a duplicate key, a master key, an electronic pass card, a locksmith's entry procedures or any other means not involving personal confrontation, and change, alter or modify the door locks on all entry doors of the Premises, thereby excluding Tenant and its agents, employees, representatives and invitees, from the Premises.  In such event Landlord shall not be obligated to place any written notice on the Premises explaining Landlord's action; moreover, Landlord shall not be required to provide the new key (if any) to Tenant until and unless all rent defaults of Tenant have been fully cured.

(5)
Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, but if Tenant shall fail to do so, Landlord may without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and carefully expel or remove Tenant and its effects without being liable to prosecution; and upon any such termination, Tenant agrees that in addition to its liability for the payment of arrearages of Base Rent and other sums due and owing by Tenant to Landlord under this Lease upon such termination, Tenant shall be liable to Landlord for damages.  Tenant shall pay to Landlord as damages on the same days as Base Rent and other payments are expressed to be due under the provisions of this Lease, the total amount of such Base Rent and other payments, less such part, if any, of such payments that Landlord shall have been able to collect from a new tenant upon reletting.  In this regard the parties further agree that although Landlord shall use its reasonable effort to relet the Premises after Tenant has vacated the Premises, Landlord shall have no obligation to agree to any lease terms which it deems to be unacceptable, nor shall Landlord be obligated (i) to travel outside a radius of thirty (30) miles from its principal office in order to meet with a prospective tenant, (ii) to accept a prospective tenant for the Premises (or any portion thereof) which is an existing or prospective tenant elsewhere in the Building, or (iii) to expend monies for finish-out requested by a prospective tenant  or incur an obligation to pay any broker's commission unless Landlord, in its sole and absolute discretion, approves both the lease terms and the credit of such prospective tenant.  Tenant further agrees that in the event of any reletting, Tenant shall pay to Landlord on demand all Reimbursable Costs prescribed in the final portion of this Paragraph 26.  Landlord shall have the right at any time to demand final settlement.  Upon demand for a final settlement, Landlord shall have the right to receive, and Tenant hereby agrees to pay, as damages for Tenant's breach and in addition to the Reimbursable Costs prescribed in the final section of this Paragraph 26, the difference between the total rent provided for in this Lease for the remainder of the Lease Term and the reasonable rental value of the Premises for such period, such difference to be discounted to present value at a rate equal to the rate of interest allowed by law (at the time the demand for final settlement is made) when the parties to a contract have not agreed on any particular rate of interest (or, in the absence of such law, at the rate of 6% per annum).

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity.  Any entry by Landlord upon the Premises may be by use of a master or duplicate key or electronic pass card or any locksmith's entry procedure or other peaceable means.  Any reletting by Landlord shall be without notice to Tenant, and if Landlord has not terminated this Lease, the reletting may be in the name of Tenant or Landlord, as Landlord shall elect.  Any reletting shall be for such term or terms (which may be greater or less than the period which constitutes the balance of the Lease Term) and on such terms and conditions (which may include free rent, rent concessions or tenant inducements of any nature) as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting.  In the event of any reletting, Tenant shall pay to Landlord on demand the reasonable cost of renovating, repairing and  altering the Premises for a new tenant or tenants, and the reasonable cost of advertisements, brokerage fees, reasonable attorney's fees and other reasonable costs and expenses incurred by Landlord in connection with such reletting (the “Reimbursable Costs”).  In the event any rents actually collected by Landlord upon any such reletting for any calendar month are in excess of the amount of rent payable by Tenant under this Lease for the same calendar month, the amount of such excess shall belong solely to Landlord, and Tenant shall have no right with respect thereto (except, however, same shall be applied to Tenant's deficiency, if any).  In the event it is necessary for Landlord to institute suit against Tenant in order to collect the rent or any other sum due hereunder or any deficiency between the rent and any other sum provided for by this Lease for a calendar month and the rent and any other sum actually collected by Landlord for such calendar month, Landlord shall have the right to allow such deficiency to accumulate and to bring an action upon several or all of such rent deficiencies at one time.  Any suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent rent deficiency or deficiencies.

27.           Security Deposit.  The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rent or a measure of Landlord's damages in case of default by Tenant upon the occurrence of any event of default by Tenant or upon termination of this Lease.  Landlord may commingle the Security Deposit with Landlord's other funds.  Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder.  Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant.  If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

28.           Landlord's Lien and Security Interest.  Intentionally Deleted.

29.           Remedies.  No act or thing done by Landlord or its agents during the term hereof shall be deemed an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord.  No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant.  Notwithstanding any such reletting or reentry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default.  Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default.  The failure of Landlord to enforce the rules described in Paragraph 15 against Tenant or any other tenant in the Building shall not be deemed a waiver of any such rules.  No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and is signed by Landlord.  The rights granted to Landlord in this Lease shall be cumulative of every other right or remedy which Landlord may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.  If Landlord brings any action under this Lease, or consults or places this Lease or any amount payable by Tenant hereunder with an attorney for the enforcement of any of Landlord's rights hereunder, then Tenant agrees to pay to Landlord the reasonable attorney's fees and other costs and expenses incurred by Landlord in connection therewith.

30.           Joint and Several Liability.  If there are two or more parties comprising Tenant, the obligations imposed upon Tenant pursuant to this Lease shall be joint and several.  If there is a guarantor of Tenant's obligations under this Lease, the obligations of Tenant shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor; nor shall any such guarantor be released from its guarantee for any reason whatsoever, including, without limitation, any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment of Tenant's obligations hereunder.

31.           Constructive Eviction.  Tenant shall not be entitled to claim a constructive eviction from the Premises unless Tenant shall have first notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed to remedy such conditions within a reasonable time after receipt of said notice.

32.           Certain Rights Reserved by Landlord.  Landlord shall have the following rights:

(a)           To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to change, alter, relocate, remove or replace service areas and common areas, to place, inspect, repair and replace in the Premises (below floors, above ceilings and/or next to columns) utility lines, pipes, cables, conduits and the like to serve other areas of the Building outside the Premises, to enter upon the Premises after providing Tenant with at least two (2) business days' advance written notice thereof and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building; provided, however, that in connection with any of the foregoing, Landlord will use commercially reasonable efforts to minimize the disruption to Tenant's use and occupancy of the Premises;

(b)           To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during Normal Business Hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

(c)           To enter the Premises at all reasonable hours to show the Premises (after at least 24 hours' advance notice and subject to further limitation set forth below) to prospective purchasers, lenders, or tenants; provided, however, that with respect to prospective tenants interested in leasing some or all of the Premises, Landlord shall only have the right to enter the Premises to show the same to such parties during the last 12 months of the Term after giving Tenant at least 24 hours' advance notice thereof and then only so long as Tenant has not exercised its right to renew and extend the initial Term of this Lease or any renewal and/or extension thereof;

(d)           To prohibit the preparation of food within the Premises for commercial purposes or the placing of vending or dispensing machines of any kind in or about the Premises if such vending or dispensing machines are available to the general public;

(e)           To change the name by which the Building is designated, and Landlord shall have no obligation or liability whatsoever for costs or expenses incurred by Tenant as a result of such name change of the Building; and

(f)           To designate the Building, including the Premises, as a "non-smoking" facility.  Landlord shall designate specific areas on the Land, outside the Building, where smoking shall be permitted.  Upon receipt from Landlord of such designation, Tenant agrees to abide by, and to instruct its agents, employees, contractors and invitees to abide by, such designation.

33.           Subordination.  This Lease and all rights of Tenant hereunder are subject and subordinate to any deeds of trust, mortgages or other instruments of security which do now or may hereafter cover the Building and the Land or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages or instruments of security.  This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease.  Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that, in the judgment of Landlord, may be necessary or proper to confirm or evidence such subordination, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.  However, notwithstanding the generality of the foregoing provisions of this Paragraph 33, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such deeds of trust, mortgages or other instruments of security to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion.  Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such deeds of trust, mortgages or other instruments of security, or sale of the Building pursuant to any such deeds of trust, mortgages or other instruments of security or voluntary sale, to attorn to such purchaser upon any such sale and to recognize and attorn to such purchaser as Landlord under this Lease.  The agreement of Tenant to attorn upon demand of Landlord's mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee's sale.  Tenant hereby agrees to execute, acknowledge and deliver to Landlord's mortgagee any and all instruments and certificates that in the judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment, and Tenant hereby irrevocably appoints Landlord's mortgagee as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.

34.           Lease Certificates; Financial Statements.  Tenant agrees to furnish from time to time, within ten (10) business days after requested by Landlord and no more than 1 time per 12 month period, a certificate signed by Tenant and addressed to Landlord — or at Landlord's direction to any potential successor to Landlord or any existing or potential holder of a deed of trust or mortgage covering the Land and Building or any interest of Landlord therein — to the effect that this Lease is then presently in full force and effect and specifying any modifications; that the term of this Lease has commenced and the full rent is then accruing hereunder; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that no rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease; that Tenant, as of the date of such certificate, has no charge, lien or claim of offset under this Lease or otherwise against rents or other charges due or to become due hereunder; and that to the knowledge of Tenant, Landlord is not then in default under this Lease.  The certificate shall also contain an acknowledgment by Tenant of receipt of notice of the assignment of this Lease to such holder and the  agreement by Tenant with such holder that from and after the date of such certificate, Tenant will not pay any rent under this Lease more than 30 days in advance of its due date, will not surrender or consent to the modification of any of the terms of this Lease nor to the termination of this Lease by Landlord, and will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such deed of trust or mortgage (at such holder's last address furnished to Tenant) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period such holder shall have the right, but shall not be obligated, to remedy such act or omission; provided, however, that if Tenant's certificate is executed before the assignment of Landlord's interest in the Lease to such holder, then the agreement of Tenant described in this sentence will be of no effect under such certificate unless Tenant is furnished with a copy of the assignment to such holder within ninety (90) days after the date of such certificate.

35.           Limitation of Landlord Liability.  The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency.  This clause shall not be deemed to limit or deny any remedies, which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.  Notwithstanding anything to the contrary contained in this Lease, in the event Landlord sells, assigns, transfers or conveys its interest in the Land, Landlord shall have no liability for any acts or omissions arising out of Tenant’s use or occupancy of the Premises that occur after the date of said sale, assignment, transfer or conveyance.

36.           Consents.  In all circumstances under this Lease where the prior consent of one party (the "consenting party"), whether it be Landlord or Tenant, is required before the other party (the "requesting party") is authorized to take any particular type of action, such consent shall not be withheld in a wholly unreasonable and arbitrary manner; however, the requesting party agrees that its exclusive remedy if it believes that consent has been withheld improperly (including, but not limited to, consent required from Landlord pursuant to Paragraph 11 or Paragraph 21 of this Lease) shall be to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages, attorneys fees or any other remedy unless the consenting party refuses to comply with a court order or judgment requiring it to grant its consent).

37.           Notices.  Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when deposited in the United States mail, certified or registered mail, return receipt requested, with sufficient postage prepaid, or hand delivered, addressed to the respective party to whom notice is intended to be given at the address of such party set forth below its name where it has executed this Lease.  Either party hereto may at any time by giving written notice to the other party in the aforesaid manner designate any other address in substitution of the foregoing address to which any such notice shall be given.

38.           Brokerage.  Landlord and Tenant warrant to each other that they have not had any dealings with any broker or agent in connection with the negotiation or execution of this Lease except for the Leasing Agent, or Agents, if any, listed in Paragraph 1(j) of this Lease; and each party agrees to indemnify the other party and hold the other party harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any other broker or agent, through commitments of the indemnifying party with respect to this Lease.

39.           Force Majeure.  Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any reasonable delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Base Rents and all other amounts payable to Landlord hereunder.

40.           No Third Party Beneficiary.  This Lease is for the sole benefit of Landlord, its successors and assigns, and Tenant, its permitted successors and assigns, and it is not for the benefit of any third party.

41.           Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

42.           Binding Effect.  The provisions of this Lease shall be binding upon and inure to the benefit of Landlord and Tenant, respectively, and to their respective heirs, personal representatives, successors and assigns, subject to the provisions of Paragraph 21, Paragraph 25, Paragraph 35 and Paragraph 46 hereof.

43.           Applicable Law; Consent to Jurisdiction.  This Lease shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in the State of Texas.  Tenant hereby irrevocably agrees that any legal action or proceeding against it with respect to this Lease may be maintained in the courts of county where rent is payable under this Lease, or at Landlord's option in the U.S. District Court for the Northern District of Texas; and Tenant hereby consents to the jurisdiction and venue of such courts.

44.           Entire Agreement; No Warranties.  This Lease contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, understandings, promises, and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto.  It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that there have been no agreements pertaining to the Premises, the Building or this Lease not incorporated in writing herein and that this Lease shall not be altered, waived, amended or extended, except by a written agreement signed by the parties hereto, unless otherwise expressly provided herein.  Landlord's duties and warranties are limited to those set forth in this Lease, and shall not include any implied duties or warranties, all of which are hereby disclaimed by Landlord and waived by Tenant.  In particular, Landlord disclaims, and Tenant waives, any warranty that the Premises are suitable or fit for any particular purpose or use.

45.           NO IMPLIED REPRESENTATIONS.  LANDLORD AND TENANT HEREBY ACKNOWLEDGE THAT THEY ARE NOT RELYING UPON ANY BROCHURE, RENDERING, INFORMATION, REPRESENTATION, PROMISE OR UNDERSTANDING OF THE OTHER, OR OF ANY LEASING AGENT, EXCEPT AS MAY BE EXPRESSLY SET FORTH [place an "X" or other mark designating a choice in the appropriate box]:

☒	IN THIS LEASE.

☐	IN AS WELL AS IN THIS LEASE.

NOTE:  IF NO "X" (OR OTHER MARK DESIGNATING A CHOICE) IS PLACED IN EITHER BOX IN THIS PARAGRAPH 45, THEN THE FIRST BOX WILL BE DEEMED TO HAVE BEEN MARKED.

46.           Early Termination. Intentionally Deleted.

47.           Effective Date.  The submission by Landlord of this instrument to Tenant for examination, negotiation or signature does not constitute an option for, or a representation by Landlord regarding, a prospective lease.  This Lease shall be effective if and when (and only if and when) it has been executed by both Landlord and Tenant.  When such condition has been satisfied, the effective date of this Lease shall be the latest date accompanying a signature by Landlord and Tenant below; and if either or both signatures fail to be accompanied by a date, then the date of such signature(s) shall be established by the best alternative evidence.  If for any reason whatsoever this Lease has not been fully executed within fifteen (15) business days after the signature of the first party to sign, then this Lease shall be null and void and of no force or effect; provided, however, that if more than 15 business days elapse between the dates upon which Landlord and Tenant sign this Lease, but this Lease nevertheless is in fact fully executed by both parties and following the execution of this Lease by both parties either (i) Landlord and Tenant mutually agree to Approved Working Drawings for leasehold improvements to the Premises (as contemplated in Paragraph 3 of Exhibit D), or (ii) Tenant occupies the Premises, or both, then the immediately preceding provision of this sentence shall be inoperative and the remainder of this Lease shall be in full force and effect.

[signatures on the next page]

LANDLORD:

MINOL CENTER, L.P.,
a Delaware limited partnership

By:
Name:
Title:

Address:	15280 Addison Road
Suite 100
Addison, Texas 75001

Date of Signature:

TENANT:

Aerospace Insurance Managers, Inc ________________,
a _Texas Corporation ______________________

By:
Name: Christopher C. Jones __________________
Title:_President ___________________________

Address (Before Commencement Date):

_14990 Landmark Blvd, Ste 300 _______
_Dallas, Texas 75254 _________________

Address (After Commencement Date):

___15280 Addison Rd, Ste 250 _________
___Addison, Texas 75001 ______________

Date of Signature:___August 6, 2010 ___________

EXHIBIT A TO LEASE AGREEMENT

[legal description of the Land]

BEING a tract out of a 1.7120 acre tract out of an original 1.7277 acre tract of land located in the G.W. Fisher Survey, in the Quorum Center Addition, an addition to the Town of Addison, Texas Abstract No. 482, in the Town of Addison, Dallas County, Texas, conveyed to Quorum Center Limited Partnership, by a deed now of record in Volume 92038, Page 0247, of the Deed Records of Dallas County, Texas, said tract of land being more particularly described as follows:

BEGINNING at a point for a corner, said point being in the southwest corner of said 1.7120 acre tract and the northwest corner of a 1.5812 acre tract conveyed to Rail Hotels Corporation by a deed now of record in Volume 99024, Page 01020 of the Deed Records of Dallas County, Texas and being in the east right-of-way line of Addison Road, (generally a 60 foot right-of-way and generally 30 feet to the center line), said point also being S 48° 18’ 40” E, 79.55 feet from a found “X” in the southeast corner of a 0.0331 acre tract of land conveyed to Oasis Car Wash, Inc. as described in Volume 97234, Page 06241, Tract II of the Deed Records of Dallas County, Texas, said point of beginning also being in center line of a 25 foot wide ingress and egress easement as described in Volume 89010, Page 4479, Exhibit C of the Deed Records of Dallas County, Texas;

THENCE, N 00° 17’ 00” E, along the west line of said 1.7120 acre tract and along east right-of-way line of said Addison Road for a distance of 291.90 feet to a point for corner, said point being the northwest corner of said 1.7120 acre tract and at a corner clip at the southeast corner of Addison Road and Arapaho Road, said point being S 00° 17’ 00” W, 9.60 feet from an found 5/8 inch iron rod in the northwest corner of said original 1.7277 acre tract;

THENCE, N 42° 23’28” E, along said corner clip at the southeast corner of said Addison Road and Arapaho Road for a distance of 17.21 feet to point for a corner;

THENCE, S 00° 17’00” W, leaving the south right-of-way line of Arapaho Road and the north property line of said Quorum Center Limited Partnership, a distance of 304.67 feet to a point for a corner, said point being in the south line of said 1.7120 acre tract and in a north line of said 1.5812 acre tract;

THENCE, N, 89° 43’ 00” W, along the south line of said 1.7120 acre tract, long the north line of said 1.5812 acre tract and along the center line of said ingress and egress easement for a distance of 11.54 feet to the Point of Beginning and containing 3,442.20 square feet (0.079 acres) of land.

EXHIBIT B TO LEASE AGREEMENT

[Floor Plan(s) of the Premises]

MINOL CENTER

15280 Addison Road, Addison, Texas 75001

SUITE 250
9,134 RSF

STAIR #1
ELEVATOR LOBBY

2ND FLOOR

EXHIBIT C TO LEASE AGREEMENT

Parking Privileges

1.
Parking Spaces.  At all times during the Lease Term, and conditioned upon the Lease being in full force and effect and there being no uncured default under this Lease as defined in Paragraph 26 of this Lease, Tenant shall have, for the use of Tenant and its employees, unreserved parking spaces at a parking ratio of four (4) parking spaces per one thousand (1,000) rentable square feet leased in the building garage and surface parking lot.  Fifteen (15) of the parking spaces shall be covered spaces at no charge; and five (5) of the covered spaces shall be reserved at no charge.

2.
Parking Rental.  The rent for all parking spaces which are allotted to Tenant pursuant to Paragraph 1 immediately above shall be the rate which is from time to time designated by Landlord as standard for the Building.  On the execution date of the Lease, the rate is $  0.00      for each parking space.  Landlord shall provide Tenant at least thirty (30) days notice of any change in the parking rates, and Tenant shall pay the adjusted rent after the expiration of the 30-day notice period.  All payments of rent for parking spaces shall be made (i) at the same time as each Base Rent is due under the Lease and (ii) to Landlord or to such persons as Landlord may direct from time to time.

3.
Parking Allocation Devices.  Landlord reserves the right to institute, and from time to time change, a system for allocating parking spaces, e.g., magnetic parking cards, parking stickers and other devices or forms of identification.  If Landlord issues magnetic parking cards, parking stickers or any other device or form of identification, they shall remain the property of Landlord and shall not be transferable.  Tenant will be obligated to pay a replacement charge, equal to the amount posted from time to time by Landlord, for loss or other replacement of any magnetic parking card, parking sticker or other parking allocation device issued by Landlord.

4.
Damage to or Condemnation.  If Landlord fails or is unable to provide any parking space to Tenant pursuant to Paragraph 1 above because of damage or condemnation, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part.  Instead, Tenant’s obligation to pay rent for any such parking space, which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space, and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such parking space.

5.
Rules and Regulations.  A condition of any parking shall be compliance by the parker with garage or lot rules and regulations, including any sticker or other identification system which may be established by Landlord.  The following rules and regulations are in effect until notice is given to Tenant of any change.  Landlord reserves the right to modify and/or adopt such other reasonable and generally applicable rules and regulations for the applicable parking areas as it deems necessary for the operation of such areas.

(a)	Cars must be parked entirely within the painted stall lines.

(b)	All directional signs and arrows must be observed.

(c)	The speed limit shall be five (5) miles per hour.

(d)
Parking is prohibited in areas not striped for parking, aisles, areas where “no parking” signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord’s agent(s) including, but not limited to, areas designated as “Visitor Parking” or reserved spaces not rented under this Agreement.

(e)	Every parker is required to park and lock his or her own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the parker.

(f)	Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

6.
Special Provisions Regarding Over-Parking.  Landlord agrees to use its good faith efforts to monitor the parking usage of tenants in the Building and attempt to restrict tenants against permitting their owners, officers, employees, agents and invitees to utilize more parking spaces than they are allotted pursuant to their respective leases.  Tenant agrees to cooperate with Landlord’s efforts in this regard.  In addition, and without limiting the generality of the immediately preceding sentence, Tenant further agrees that if and to the extent requested in writing by Landlord because of Landlord’s concern that Tenant’s owners, officers, employees, agents and/or invitees are utilizing more parking spaces than Tenant has been allotted under this Exhibit C, then at Landlord’s option any one or more of the following shall apply (i.e., the following are cumulative and not mutually exclusive):

(a)	Tenant shall deliver written notices to all employees and other persons who might be utilizing parking spaces, advising them of the parking limits under this Exhibit C.

(b)
Tenant shall furnish to Landlord a complete list of license numbers of all automobiles operated by Tenant and its owners, officers, employees, agents and invitees who might be utilizing parking spaces.

(c)
If any automobile or other vehicle owned by Tenant or any of its employees, agents or other invitees is utilizing a parking space in excess of those allotted to Tenant under this Exhibit C, Tenant shall pay to Landlord as additional rent upon demand an amount equal to the daily rate or charge for such parking as established by Landlord from time to time for each day, or part thereof, that such automobile or other vehicle is so parked.

(d)
If any overparking by Tenant, its employees, agents and other invitees, persists after written notice thereof from Landlord to Tenant, such continued overparking shall constitute a failure of Tenant to comply with this Exhibit C; and such written notice from Landlord shall constitute the “written notice thereof” which is contemplated in item (ii) of Section 26(a) of this Lease, i.e., the overparking shall constitute an event of default under this Lease if not cured within 30 days after such written notice.

EXHIBIT D TO LEASE AGREEMENT

Leasehold Improvements Agreement
MINOL CENTER, L.P. (Landlord) and AEROSPACE INSURANCE MANAGERS, INC. (Tenant) agrees to prepare the Premises for Tenant's occupancy in accordance with this Leasehold Improvements Agreement.

1.
Defined Terms:  Unless otherwise noted, the defined terms in this Leasehold Improvements Agreement have the same meaning as the defined terms used in the Lease, and any other term defined in this Leasehold Improvements Agreement will have the same meaning if it is used as a defined term in the Lease.

2.
Construction Plans.  Landlord's space planner and engineer, as part of the Allowance, will prepare and provide Tenant with a complete set of construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") for all of Tenant's improvements requested pursuant to the Space Plan, the design and color scheme and any Above Building Standard Product Specification List (all improvements required by the Construction Plans are herein called "Tenant's Work"), including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building standard heating, ventilation and air conditioning equipment and controls.  Within three (3) Business Days after construction plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld, conditioned or delayed) or disapprove same in writing and if disapproved, Tenant shall provide Landlord and Landlord's space planner and engineer specific reasons for disapproval.  The foregoing process shall continue until the construction plans are approved by Tenant; provided that if Tenant fails to respond in any three (3) Business Day period, then each day after such date that Tenant fails to provide a response shall constitute one (1) day of Tenant Delay.

3.
Changes to Approved Plans.  If any re-drawing or re-drafting of either the Space Plan or the Construction Plans is necessitated by Tenant's request for a change that is not consistent with the Space Plan [all of which shall be subject to approval by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and, if applicable, any governmental agency or authority to which the plans and specifications are required to be submitted], the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

4.
Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Work; provided that Landlord, Landlord’s space planner, Landlord’s Contractor and Landlord’s Manager shall use commercially reasonable efforts to accommodate customary work performed by a Tenant Party during the completion of the Tenant’s Work, including without limitation, the installation of security systems, data cables and Tenant’s furniture and fixtures.

5.
Tenant Work Allowance.  Landlord, at Tenant's sole cost, will cause Tenant’s Work to be performed in substantial conformity with the Construction Plans and in accordance with the terms of this Leasehold Improvements Agreement.  But, Landlord will provide Tenant up to $189,037.00 improvement allowance for Tenant’s Work (the “Allowance”) to offset the costs of the Construction Plans, Space Planning and the Tenant Work; if, however, the Construction Plans and the Tenant Work actually cost less than the Allowance, Tenant will not be entitled to offset or otherwise apply the unused portion of the Allowance against any other sum owed to Landlord; except Tenant may utilize up to $6.00/RSF of the allowance towards moving costs, wiring/cabling costs, and/or Project Management Costs, with a maximum of $2.50/RSF of the $6.00/RSF allowance to be used towards furniture.

a)
The Allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) (i) the contract sum required to be paid to the General Contractor engaged to construct Tenant's Work (the "Contract Sum"), and (ii) the fees of the preparer(s) of the Construction Plans and Space Plan (the foregoing costs are collectively referred to as the "Permitted Costs"). Landlord has agreed to waive its construction coordination fee, and will work in conjunction with the project manager to be retained by Tenant.

b)
Tenant has hired its project manager, James Louis with CresaPartners, and Tenant shall have the right to hire a move coordinator. Unless otherwise agreed to in writing by Landlord and Tenant, construction and installation of the Tenant’s Work shall be carried out by Landlord’s Contractor under the direction of Tenant’s project manager, subject to the supervision and direction of the Landlord’s Manager.  Landlord and Tenant shall cooperate with each other and the Space Planner to promote the efficient and expeditious completion of such Tenant’s Work.  On or before the first day of each calendar month, Landlord shall provide and within two (2) business days thereafter Tenant shall review with Landlord monthly statements of costs incurred for the Tenant Work, which statements shall reflect prior payments on the Tenant Work contract, along with appropriate lien releases for such prior work.

c)
No Tenant Party will be entitled to hold any Landlord Party responsible for determining whether Tenant is a public accommodation.  Tenant shall be solely responsible for this determination.  All of the Tenant Work’s design, construction and installation shall conform to the requirements of applicable building, plumbing and electrical codes, requirements of government laws, including the ADA, and the requirements of any authority having jurisdiction over, or with respect to, such work.  Further, all design, construction and installation shall meet industry standards for electrical power required by Tenant’s Permitted Use operations in the Premises, including without limitation computer and telecommunications systems, software, printers, scanners, fax machines, and copiers, backup and batteries.

d)
If the sum of the Permitted Costs exceeds the Allowance, then Tenant shall pay all such excess costs ("Excess Costs"), provided, however, Landlord will, prior to the commencement of construction of Tenant's Work , advise Tenant of the Excess Costs, if any, and the Contract Sum. Tenant shall have two (2) Business Days from and after the receipt of such advice within which to approve or disapprove the Contract Sum and any Excess Costs.  If Tenant disapproves the Contract Sum and Excess Costs then Tenant shall either reduce the scope of Tenant's Work such that there shall be no Excess Costs or, at Tenant's option, Landlord shall obtain two (2) additional bids (i.e. bids in addition to the bids that Landlord is required to obtain pursuant to Section 10 of this Leasehold Improvements Agreement), provided that each day beyond such two (2) Business Day period and until the rebid is accepted by Tenant shall constitute a Tenant Delay hereunder. Subject to the last sentence of this subsection, the foregoing process shall continue until a Contract Sum and resulting Excess Costs, if any, are accepted or deemed accepted by Tenant.  Landlord and Tenant must approve (or be deemed to have approved) the Contract Sum for the construction of Tenant's Work in writing prior to the commencement of construction.  If Tenant fails to provide a response within an applicable time-period set forth in this Section 5(d), then each day after such date until Tenant provides the required response shall constitute one (1) day of Tenant “Delay.”

e)	Unless Landlord approved the use of other materials in the final Plans, which approval shall not be unreasonably withheld, conditioned or delayed, all Tenant Work will use Building Standard materials.

f)
Tenant shall remit to Landlord the actual Excess Costs, not to exceed the projected Excess Costs as identified in Section 5(d) of this Leasehold Improvements Agreement, if any, within ten (10) days after Substantial Completion of Tenant’s Work and receipt of invoice from Landlord.  Failure by Tenant to timely tender to Landlord the full payment required by this Section 5(f) shall permit Landlord to stop all work until such payment is received.  All sums due Landlord under this Subsection shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default, after 5 days written notice and opportunity to cure, under the Lease and entitle Landlord to any and all remedies specified in the Lease.

6.
Delay and Completion.  For purposes of determining the date on which Landlord will be deemed to have tendered the premises for Tenant’s occupancy will be the date of Substantial Completion (as described in Section 6(b) below), moved back one day for each day of Delay).

a)	Delay means each of the following acts or omissions of a Tenant Party that actually impedes the substantial completion of the Tenant Work or Landlord Work:

i)	failing to make its agents available, to furnish required information, or to respond to any request for any approval or information within any prescribed time period or, if no time period is prescribed, within 2 Business Days of that request;

ii)	insisting on any Non-Building Standard service, material, or improvement that is not identified in the Construction Plans;

iii)	changing the Construction Plans after same have been approved pursuant to Section 2 of this Leasehold Improvements Agreement;

iv)	having work performed by any Tenant Party that results in an unreasonable interference with the Landlord Work or the Tenant Work;

v)	requesting that Landlord delay performing any of Tenant Work or Landlord Work;

vi)	any Default;

vii)	taking possession of any part of the Premises before the Substantial Completion of Tenant Work, other than early occupancy of the Data Room; or

viii)	any other delay chargeable to a Tenant Party, as provided for herein.

b)
Substantial Completion will occur when all of the following have occurred: (i) the Tenant Work has been performed in substantial compliance with the final Construction Plans and the terms of this Leasehold Improvements Agreement (which shall be determined by Landlord’s architect, which determination will conclusively bind all parties absent manifest error), (ii) any permanent certificate of occupancy if one is required has been issued or final building inspection approval by the City of Dallas, and (iii) all services to the Premises are available and fully operational.

c)
Tenant's sole and exclusive remedy for Landlord's failure, regardless of cause, to Substantially Complete the Tenant’s Work and the Landlord’s Work by the Delivery Date (as defined in this Leasehold Improvements Agreement) and tender the Premises to Tenant by the Delivery Date, or otherwise to make the Premises available, by the Delivery Date, will be the accrual of one day of abatement of Base Rent for each day after the Delivery Date until the date that Landlord is deemed to have tendered the Premises for Tenant's occupancy with the Landlord’s Work and the Tenant’s Work Substantially Complete. Each day of Base Rent abatement that accrues under this Section 6(c) shall be applied to Base Rent accruing on and after the Commencement Date. Landlord and Tenant hereby acknowledge and agree that no Rent shall accrue under the Lease until the Commencement Date.

7.	Building Standard Materials. Building Standard construction materials include:

a)	Flooring: Grade and quality of carpeting to be selected by Landlord, with color to be selected by Tenant from those offered by Landlord.

b)	Window Covering: Miniblinds in Landlord's uniform color.

c)	Ceiling: Acoustical tiles - Grid system.

d)	Partitions: Sheetrock partitions with tape, bed, texture and paint finish, and/or vinyl pre-clad sheetrock.

e)	Doors: Solid core door with metal frame and hardware.

f)	Electrical Outlets: Standard 110 volt duplex wall-mounted convenience outlets.

g)	Light Switches: Single pole light switches.

h)
Telephone Facilities:  Standard unwired telephone outlets (ring and string) mounted on partitions.  Tenant must make timely arrangements for telephone installation and is responsible for all charges related to such installation.

i)	Light Fixtures: Recessed fluorescent lighting fixtures.

j)	OTHER. Sprinklers; exit signs; life safety devices required by code.

8.
Commencement Letter.   Landlord and Tenant will each sign and deliver to the other a Commencement Letter on the form attached as Rider No. 5 confirming the Commencement Date, the Expiration Date, the Rentable Area, and any other facts or terms that may be affected by improvements to the Premises.

9.
Walk-Through; Punch List.  When Landlord considers the Tenant Work in the Premises to be Substantially Completed, Landlord will notify Tenant in writing and within three (3) Business Days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Tenant Work.  Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punch list items.  Landlord shall use reasonable efforts to cause the contractor performing the Tenant Work to complete all punch list items within thirty (30) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items. If any item listed on the Punch List is not completed by the later of (i) thirty days after receipt of written notice from Tenant to Landlord identifying the incomplete item, and (ii) the date that is ninety (90) days after the date the Punch List is approved by both Landlord’s and Tenant’s representatives, then Tenant may (without obligation) complete such uncompleted items at Landlord’s sole cost and expense, such that Landlord shall reimburse Tenant for the completion costs within thirty (30) days after receipt of invoice and paid receipts from Tenant.

10.
Contractor.  Landlord shall allow Tenant to seek three (3) lump sum construction bids, based on contracts that include customary warranty terms for work and materials supplied pursuant to the contract.  Tenant shall within three (3) Business Days after of receipt of such bids provide notice to Landlord of the contractor that Tenant chooses for the construction of the Tenant Work (“General Contractor”).  The General Contractor must agree to correct defects for one (1) year and agree that all warranties are for the additional benefit of and are enforceable by Tenant.

11.
LANDLORD’S WORK.  Landlord shall cause the Tenant’s Work to be Substantially Complete and Landlord will deliver possession of the Premises to Tenant, as quick as possible after the Effective Date as time is of the essence, and extended for each day of a Tenant Delays (the “Delivery Date”).

TENANT:	LANDLORD:

Aerospace Insurance Managers, Inc.	Minol Center, L.P.

By:	By:
Name: _Christopher C. Jones ________________________	Name:
Title: __President_________________________________	Title:

EXHIBIT E TO LEASE AGREEMENT

Building Rules and Regulations

1.           Sidewalks, doorways, vestibules, corridors, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises and for going from or to another part of the Building.

2.           Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable materials shall be thrown or placed therein.  Damage resulting to any such fixtures or appliances or surrounding areas from misuse by Tenant shall be repaired at the sole cost and expense of Tenant, and Landlord shall not in any case be responsible therefor.

3.           No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other parts of the Building except of such color, size and style and in such places as shall be first approved in writing by Landlord.  No nails, hooks or screws shall be driven or inserted in any part of the Building except by the Building maintenance personnel nor shall any part of the Building be defaced by Tenant.  No curtains or other window treatments will be placed between the glass and the Building standard window treatments.

4.           Landlord will provide and maintain an alphabetical directory of each Tenant’s firm name on the first floor (main lobby) of the Building.  No other directory shall be permitted unless previously consented to by Landlord in writing.

5.           Tenant shall not place any additional lock or locks on any doors in or to the Premises without Landlord’s prior written consent.  A reasonable number of keys to the locks on the doors which access the Premises from the common areas shall be furnished by Landlord to Tenant, and Tenant shall not have any duplicate keys made.  Upon termination of the Lease, Tenant shall return all keys to Landlord and shall provide to Landlord a means of opening all safes, cabinets and vaults being left with the Premises.

6.           With respect to work being performed by Tenant in the Premises with the approval of Landlord, Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service to them to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services.  This provision shall apply to work performed in the Building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and any and all installation of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.  Tenant must have Landlord’s written approval prior to employing any contractor.  Any and all such contractors shall comply with these Rules and Regulations for such services including, but not limited to, insurance requirements.  All work in or on the Building shall comply with any and all codes.

7.           Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky materials, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate.  All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance.  Such prearrangement initiated by Tenant will include determination by Landlord, and subject to its decision and control, as to the time, method and routing of movement and as to limitations for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building.  Tenant is to assume all risk as to damage to articles moved and injury to person or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord and other tenants if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

            8.           Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment, which shall, in all cases, be positioned to distribute the weight and stand on supporting devices approved by Landlord.  All damage done to the Building by taking in or putting out any property of Tenant, or done by Tenant’s property while in the Building, shall be repaired at the expense of Tenant.

            9.           Tenant, in its capacity as an employer, shall establish – and shall use reasonable measures to enforce – a policy for its employees, which prohibits firearms (including, but not limited to, concealed handguns) in the Building and the Premises.

10.         Tenant shall cooperate with Landlord’s employees in keeping its Premises neat and clean.  Tenant shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.  Landlord shall be in no way responsible to Tenant, its agents, employees or invitees for any loss of property from the Premises or public areas or for any damage to any property thereon from any cause whatsoever.

11.         To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to the Premises except by persons appointed or approved by Landlord in writing.

12.         Corridor doors, when not in use, shall be kept closed.

13.         Should Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician in writing where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct.  Electric current shall not be used for power in excess of standard office use or heating without Landlord’s prior written permission.  Landlord shall have the sole discretion as to which communication company or companies are permitted to enter the Building and service tenants in the Building.

14.         Tenant shall not make or permit any improper odors or noises in the Building or otherwise interfere in any way with other tenants or persons having business with them.

15.         Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.  No animals shall be brought into or kept in, on or about the Premises.

16.         No machinery other than standard office equipment shall be operated by Tenant in its Premises without the prior written consent of Landlord, nor shall Tenant use or keep in the Building any flammable or explosive fluid or substance.

17.         No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.

18.         Landlord will not be responsible for money, jewelry or other personal property lost or stolen in or from the Premises or public areas regardless of whether such loss or theft occurs when the area is locked against entry or not.

19.         Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be advisable for the safety, protection, care and cleanliness of the Building, the use and operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed; provided, however, that no new rules or regulations shall deprive Tenant of any rights expressly granted to Tenant pursuant to this Lease.

20.         Tenant shall not permit any of its employees, officers, directors, invitees or any others associated or affiliated in any way with Tenant to hold, carry, smoke, or dispose of a lighted cigar, cigarette, pipe or any other lighted smoking equipment in any common area of the Building.  The common areas include, but are not limited to, all rest rooms, common corridors, stairwells, elevator lobbies, first floor lobbies, and other areas used in common with other tenants and occupants of the Building.  In addition, the Building shall be a non-smoking building, with no smoking in the Premises or in any other area of the Building, including the exterior portions thereof, provided that Landlord may (in Landlord’s sole and absolute discretion) provide for a smoking area, in which case Tenant shall ensure that its employees smoke only in such smoking area.

Rider No. 1

TENANT’S OPTION TO RENEW

Tenant may, at its option, renew the term of this Lease for one (1) additional term(s) of sixty (60) months or such lesser period as mutually agreed upon, provided that this Lease must be in full force and effect under the original term or any valid renewal thereof, and Tenant shall not be in default in any of its obligations under this Lease at the time of exercise of such option or at the time the renewal term would begin.  Each renewal shall be upon the same terms and conditions as provided elsewhere in this Lease, except that (i) the original term of this Lease may not be renewed more often than as set forth above, (ii) Landlord shall have no obligation to install improvements in the Premises, and (iii) the annual Base Rent for such renewal period(s), i.e., to be payable in equal monthly installments in the same manner as during the primary Lease Term, shall be the Prevailing Market Rate (described below).  Such option shall be exercised by Tenant’s giving notice to Landlord by certified mail, return receipt requested, at least nine (9) months prior to the end of the then-existing term; and, if not so exercised, such option shall automatically expire and terminate (i.e., time being of the essence).

For purposes of determining the annual Base Rent for each renewal period, the “Prevailing Market Rate” shall be defined as the rental then being paid by tenants in buildings of comparable quality, condition, and age for space of similar quality in similar properties in the submarket.  The expense stop (Base Year) shall be adjusted at the end of the primary term to equate to Landlord’s actual costs during the last year of the proceeding term if Tenant exercises its option(s) to renew.

Aerospace Insurance Lease Agreement (revised 7/12/2010)

Rider No. 2

TENANT’S RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE

1.      Provided that this Lease continues in full force and effect without any uncured default by Tenant, Tenant shall have a right of first refusal to lease any vacant space in the area(s) designated in Paragraph 2 below (with the designated area(s) being hereinafter referred to as the “Designated Area”), which Landlord intends to market for lease to a party or parties other than the current tenant(s) thereof.  The right granted by this Rider, however, is subject to the following terms and conditions:

If a proposed tenant, i.e., other than the current tenant in the space, gives Landlord an expression of interest in leasing then vacant space within the Designated Area (either as a separate leased premises or together with space outside the Designated Area), and if Landlord intends to enter into a lease with the proposed tenant for such space, Landlord shall deliver to Tenant a written notice which (i) specifies the portion or portions of the Designated Area and, if applicable, any other space in the Building which the proposed tenant wishes to lease and Landlord intends to allow to be leased along with the portion or portions of the Designated Area (all such space being referred to collectively as the “Refusal Space”), (ii) identifies the proposed tenant, (iii) summarizes what Landlord considers to be the most significant business terms of the proposed lease, and (iv) offers to lease the Refusal Space to Tenant on the same terms and conditions as Landlord intends to offer to the proposed tenant.  Tenant shall then have a period of ten (10) business days from the delivery of such notice (the “Delivery Date”) to accept the lease offered by Landlord.  If within the 10-day period Tenant does not give Landlord written notice of its acceptance of the lease offered by Landlord (time being of the essence), then Landlord shall be entitled to execute with the proposed tenant identified in Landlord’s notice to Tenant (or with an “affiliated entity,” i.e., an entity affiliated to such identified proposed tenant by common ownership), a lease of the Refusal Space for the same or better (for Landlord) terms as stated in the notice to Tenant.  If within one hundred eighty (180) days after the Delivery Date Landlord does so execute a lease of the Refusal Space, this right of first refusal shall abate as to that portion of the Refusal Space which is in the Designated Area, until the expiration of such lease and any extensions or renewals thereof.  If Landlord does not execute a lease of the Refusal Space with the proposed tenant or an affiliated entity within one hundred eighty (180) days after the Delivery Date, then Landlord shall again comply with the terms of this Rider in marketing the portion of the Refusal Space, which is in the Designated Area.

2.      For purposes of this Rider, the term “Designated Area” shall be deemed to mean:

 Any space on the 2nd floor, when and if it becomes available.

Aerospace Insurance Lease Agreement (revised 7/12/2010)

Rider No. 3

TENANT’S RIGHT TO EXPAND

Tenant shall have the right to expand on the 2nd floor within the first six (6) months of the Primary Lease Term.  The terms of the expansion space will be at the same terms and conditions as this lease including Base Rental schedule at that specific point in time (i.e. the same effective rate then remaining on the initial lease at such expansion date), but the Tenant Improvements will be pro-rated to reflect the remaining term of the lease.

Aerospace Insurance Lease Agreement (revised 7/12/2010)

Rider No. 4

TENANT’S OPTION TO TERMINATE

Notwithstanding anything contained in this Lease to the contrary, Landlord agrees that as long as no uncured event of default has occurred under this Lease, Tenant shall have a one-time option to   terminate this Lease effective as of the close of business on the last day of the “Termination Month” described below, by delivering to Landlord a written termination notice at any time prior to the last day of the “Notice Month” described below (with time being of the essence).  Tenant agrees, however, that if it delivers to Landlord a termination notice as contemplated in this Rider, then it shall be unconditionally and irrevocably obligated as follows:

(a)           Paragraph 1(d) of this Lease shall be deemed amended to provide that the Lease Term ends on the last date of the Termination Month.

(b)           Tenant must remain current in its rents and other obligations under this Lease through the date of termination.

(c)           Tenant’s termination notice must be accompanied by Tenant’s payment to Landlord (i.e., a payment in addition to all rents and other financial obligations specified elsewhere in this Lease) of a Termination Fee in the amount described below.

(d)           Tenant must vacate the Premises by the termination date, i.e., by the close of business on the last day of the Termination Month.

For purposes of this Rider, the following terms are defined as follows:

“Notice Month”:  the 67th month of the lease term.

“Termination Month”:  the 76th month of the lease term.

“Termination Fee”:  the sum of the following:  (A) the unamortized portion of the “Allowance” (defined in Paragraph 1(k) of this Lease), as amortized in equal monthly portions over the “Lease Term” (defined in Paragraph 1(d) of this Lease), plus (B) the unamortized portion (i.e., amortized in the same manner as is prescribed in item (A) above) of all brokerage commissions paid by Landlord in connection with this Lease, plus (C) interest on the amounts prescribed by items (A) and (B) above, at the rate of 8% per annum from the Commencement Date of the Lease Term until the final day of the Termination Month.

Aerospace Insurance Lease Agreement (revised 7/12/2010)

Rider No. 5

Commencement Letter

Date:__________________________

Aerospace Insurance Managers, Inc.
15280 Addison Road
Suite 250
Addison, Texas 75001

Re:
Commencement Letter with respect to that certain Lease Agreement between Minol Center, L.P. , as Landlord, and Aerospace Insurance Managers, Inc. as Tenant, for __8,362___ square feet of Rentable Area on floor Two of the Building.

Dear __________________ _______,

Except for punch-list items identified pursuant to the Leasehold Improvements Agreement and except for latent defects, Tenant accepts possession of the Premises in accordance with the terms of the Lease, and Landlord and Tenant agree:

1.	The Commencement Date of the Lease is ___________________________.

2.	The Expiration Date of the Lease is ________________________________.

3.	The Rentable Area of the Premises is _______________________________.

Please acknowledge Tenant's acceptance of possession and its agreement to these terms by signing all 3 copies of this Commencement Letter in the space provided and returning 2 fully executed copies to me.

Sincerely,

Minol Center, L.P.

Property Manager

AGREED AND ACCEPTED:
Aerospace Insurance Manager, Inc.

By:
Name:
Title:
Aerospace Insurance Lease Agreement (revised 7/12/2010)